SIXTH AMENDMENT OF LEASE

THIS SIXTH AMENDMENT is dated October 1, 2003

BETWEEN:

         PRODUCTION COURT PROPERTY HOLDINGS INC., a body corporate carrying on business at Vancouver, British Columbia,

         (the "Landlord")

         - AND -

         PMC-SIERRA, LTD., a body corporate carrying on business at 8555 Baxter Place, Burnaby, British Columbia, V5A 4N3

         (the "Tenant")



WHEREAS the Landlord and Tenant are parties to a certain Lease Agreement dated as of May 15, 1996 and amended by Amendments of Lease dated as of January 1, 1997, November 1, 1999, August 11, 2000, April 17, 2001 and May 8, 2001 and
supplemented by a Satellite Dish Agreement dated January 22, 2001 (collectively, the "Lease"), pursuant to which the Tenant is leasing and occupying certain premises in the Landlord's buildings at 8555 Baxter Place ("8555 Baxter"), 2700 Production Way ("2700 Production") and 8525 Baxter Place ("8525 Baxter"), all in Burnaby, British Columbia (collectively, "Production Court");

IN CONSIDERATION OF the covenants and agreements in this Sixth Amendment and for other good and valuable consideration the receipt and sufficiency whereof each of the parties hereby acknowledges, the Landlord and the Tenant hereby agree each with the other as follows:

1.       8555 BAXTER PLACE

         (a) The Tenant is now in possession of all of the rentable premises in 8555 Baxter, leasing all of said premises until May 14, 2006, subject to earlier termination by the Landlord pursuant to the Lease.

         (b) Subsection (a) of Article 15.11 of the Lease provided the Tenant with certain options to renew the rentable premises in 8555 Baxter.

         (c) This Sixth Amendment is deemed to exhaust those options to renew. Therefore, there are no further rights to be exercised under
              Article 15.11 of the Lease.

         (d) The Tenant agrees to adjust its Base Rent effective October 1, 2003 in exchange for an extension of the Term. The following chart summarizes the Rentable Area, current Base Rent rate per square foot of Rentable Area commencing October 1, 2003, the increase thereof commencing October 1, 2008, current monthly Base Rent commencing October 1, 2003, the increase thereof commencing October 1, 2008 and the expiration date applicable to the Tenant's occupancy in 8555 Baxter:

  --------------------- --------------------------- ----------------------------- --------------------------
                         Base Rent per Square Foot
     Rentable Area           of Rentable Area             Monthly Base Rent             Expiration Date
  --------------------- --------------------------- ----------------------------- --------------------------
        134,161             01/10/03-30/09/08             01/10/03-30/09/08
                                  $15.17                      169,601.85
  --------------------- --------------------------- ----------------------------- --------------------------
                            01/10/08-30/09/13             01/10/08-30/09/08           September 30, 2013
                                  $16.00                      178,881.33
  --------------------- --------------------------- ----------------------------- --------------------------


         (e) The Landlord shall provide a one time only inducement to the Tenant of $4,200,000 (the "Inducement"). The Inducement shall be paid on October 1, 2003 subject to the following conditions having been satisfied:

              (1)  the Tenant being in good standing under the Lease; and

              (2)  the Tenant continuing to be in occupancy of the Leased
                   Premises.

         (f) At any time after March 31, 2007, the Tenant may give the Landlord written notice that it elects (without cause) to terminate the Lease effective the eighteenth (18th) month following the date of such notice conditional upon payment 30 days prior to the effective date of the termination of a termination fee equal to the unamortized portion of the Inducement provided for in Section 1(f), utilizing an 8% discount rate based on an 88 month term commencing June 1, 2006, with no interest accruing to the Inducement for the period from October 1, 2003 to June 1, 2006.

         (g) The Tenant shall not be responsible for paying any fees or commissions in respect of the extension of the Lease pursuant to this Section 1.

2.       8525 BAXTER PLACE

The Landlord and Tenant acknowledge and agree that:

         (a) The Tenant shall have the right to terminate the Lease as it relates to Suite #103A at 8525 Baxter effective at any time upon 3 months written notice to the Landlord.

3.       2700 PRODUCTION WAY

The Landlord and Tenant acknowledge and agree that:

         (a) The Tenant shall surrender Suites #500 and #600 at 2700 Production effective September 30, 2003 and the Tenant shall be released of all obligation to pay Rent with respect thereto from October 1, 2003 to the date that the lease of such Premises would otherwise have expired on December 31, 2003.

4.       GENERAL

         (a) Except as otherwise provided herein, each capitalized term used in this Sixth Amendment, not defined in this Sixth Amendment, and defined in the Lease, has the meaning herein ascribed to it in the Lease.

         (b) Except as modified hereby, the Lease remains unchanged, and as modified hereby the Lease continues in full force and effect, time still being of the essence. The Landlord and the Tenant hereby confirm and ratify the Lease as modified hereby.

         (c) This Sixth Amendment contains the entire agreement between the parties in connection with the extension of the Lease as it relates to 8555 Baxter, the Tenant's right to terminate the lease as it relates to 8525 Baxter, the Tenant's surrender the Lease as it relates to 2700 Production and the Tenant's right to enter a new lease with respect to 3100 Production Way in Burnaby, B.C. (which last mentioned right the parties have mutually agreed not to set forth in a binding agreement), and this Sixth Amendment replaces that certain letter of intent entered into between the Tenant through its agent and the Landlord dated August 1, 2003.

         (d) This Sixth Amendment may be signed in counterparts and delivered by fax.

         (e) This Sixth Amendment will enure to the benefit of and be binding upon the Landlord and the Tenant and their respective successors and permitted assigns.

IN WITNESS WHEREOF the Landlord and the Tenant have executed this Sixth Amendment effective as of the date and year first above written.



PRODUCTION COURT PROPERTY HOLDINGS INC.        PMC-SIERRA, LTD.


____________________________________           _________________________________
Authorized Signatory                           Authorized Signatory


____________________________________           _________________________________
Authorized Signatory                           Authorized Signatory